                                                                    Exhibit 99.3

Contact:
Scott Lamb at (713) 267-3826
Richard Tauberman at (713) 267-3630
Jamie Schwartz at (713) 267-3630

February 12, 2002

             KAISER ALUMINUM EXECUTES DEFINITIVE LOAN AGREEMENT FOR
        $300 MILLION DEBTOR IN POSSESSION FINANCING FROM BANK OF AMERICA

   COMPANY EXPECTS DIP LINE AND EXISTING LIQUIDITY TO PROVIDE AMPLE LIQUIDITY
                  TO MEET OPERATING NEEDS DURING RESTRUCTURING

HOUSTON, Texas, February 12, 2002 - Kaiser Aluminum Corporation (NYSE:KLU),
which filed for Chapter 11 protection earlier today, announced that it has executed a definitive loan agreement with Bank of America for $300 million in
DIP Financing, subject to Bankruptcy Court Approval. The DIP financing, in combination with the company's current invested cash, should provide sufficient liquidity to meet its ongoing operating needs. Kaiser's production and shipment of bauxite, alumina, primary aluminum products, and fabricated aluminum products will continue without interruption.

For additional information, see the newly established restructuring section of the company's web site ( www.kaiseral.com (http://www.kaiseral.com/)) or call the newly established restructuring hotline at 1-888-829-3340 or 1-402-220-0856.

Kaiser Aluminum is a leading producer of alumina, primary aluminum and fabricated aluminum products.

Company press releases may contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

                                      F-916